Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of our report dated July 27, 2011 on our audit of the Consolidated Financial Statements of E Campus Cash Inc.  as of March 31, 2011 and the results of their Operations and Cash Flows for the period August 9, 2010 through March 31, 2011 and the reference to us under the caption "Experts."

/s/ Kabani & Company

Certified Public Accountants

Los Angeles, California July 27, 2011